Exhibit 10.6

EXECUTION VERSION
AMENDED AND RESTATED GUARANTEE AGREEMENT
AMENDED AND RESTATED GUARANTEE AGREEMENT, dated as of March 31, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guarantee”), made by Colony Capital Operating Company, LLC, a Delaware limited liability company (“Guarantor”) in favor of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States (“Buyer”).
RECITALS
Pursuant to that certain Master Repurchase Agreement, dated as of February 5, 2014 (as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of December 23, 2014, as further amended by that certain Joinder Agreement, also dated as of December 23, 2014, as further amended by that certain Amendment No. 2 to Master Repurchase Agreement, dated as of March 31, 2016, and as further amended, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among Buyer and CMC Loan Funding A, LLC and CMC Loan Funding B, LLC (each a “Seller” and, collectively, “Sellers”), Sellers have agreed to sell, from time to time, to Buyer certain Eligible Assets (as defined in the Repurchase Agreement, upon purchase by Buyer, each a “Purchased Asset” and, collectively, the “Purchased Assets”), upon the terms and subject to the conditions as set forth therein. Pursuant to the terms of that certain Custodial Agreement dated June 30, 2014 (as amended by that certain Omnibus Amendment to Servicing Agreement, Depository Agreement and Custodial Agreement, dated as of December 23, 2014, the “Custodial Agreement”) by and among Buyer, Sellers and U.S. Bank National Association (the “Custodian”), Custodian is required to take possession of the Purchased Assets, along with certain other documents specified in the Custodial Agreement, as Custodian of Buyer and any future purchaser, on several delivery dates, in accordance with the terms and conditions of the Custodial Agreement. Pursuant to the terms of each of (i) that certain Amended and Restated Pledge Agreement dated as of March 26, 2014 (“Pledge Agreement A”) made by Colony Mortgage Sub A REIT, Inc. (“Parent A”) in favor of Buyer, Parent A has pledged to Buyer all of the Pledged Collateral (as defined in Pledge Agreement A), and (ii) that certain Pledge Agreement dated as of December 23, 2014 (“Pledge Agreement B” and, together with Pledge Agreement A, each a “Pledge Agreement” and, collectively, the “Pledge Agreements”) made by Colony Mortgage Sub B REIT, LLC (f/k/a Colony Mortgage Sub B, LLC) (“Parent B” and, together with Parent A, each a “Parent” and, collectively, “Parents”) in favor of Buyer, Parent B has pledged to Buyer all of the Pledged Collateral (as defined in Pledge Agreement B). The Repurchase Agreement, the Custodial Agreement, the Depository Agreement, the Servicing Agreement, the Pledge Agreements, the Fee Letter, this Guarantee and any other agreements executed in connection with the Repurchase Agreement shall be referred to herein as the “Governing Agreements”.
It is a condition precedent to the purchase by Buyer of the Purchased Assets pursuant to the Repurchase Agreement that Guarantor shall have executed and delivered this Guarantee with respect to the due and punctual payment and performance when due, whether at stated maturity, by acceleration of the Repurchase Date or otherwise, of all of the following: (a) all payment obligations owing by Sellers to Buyer under or in connection with the Repurchase Agreement or any other

Governing Agreements; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all fees and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by Buyer in the enforcement of any of the foregoing or any obligation of Guarantor hereunder; and (d) any other obligations of Sellers and Parents with respect to Buyer under each of the Governing Agreements (collectively, the “Obligations”).
Colony Financial, Inc., a Maryland corporation (“Initial Guarantor”), executed and delivered that certain Guarantee Agreement, dated as of February 5, 2014, in favor of Buyer (as amended by that certain Amendment No. 1 to Guarantee Agreement, dated as of December 23, 2014, the “Original Guarantee”). Guarantor and Buyer now desire to amend and restate the Original Guarantee as set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises, to induce Buyer to enter into the Governing Agreements and to enter into the transaction contemplated thereunder, Guarantor hereby agrees with Buyer, as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings given them in the Repurchase Agreement, or with respect to capitalized terms used in Section 9 and not otherwise defined herein or in the Repurchase Agreement, the respective meanings given to such terms in the Credit Agreement, dated as of August 6, 2013, (the “Credit Agreement”) among Guarantor, as borrower thereunder, Buyer as administrative agent thereunder and the lenders thereto, (as amended, supplemented, replaced, refinanced or otherwise modified from time to time; provided that if the obligations under the Credit Agreement are paid in full and the lending commitments thereunder are terminated, the Credit Agreement is otherwise terminated or cancelled, or JPMorgan Chase Bank, N.A. shall for any reason cease to remain a party thereto, the provisions and related capitalized terms contained in Section 9 shall remain as they existed immediately prior to such event), attached hereto as Exhibit A.
2.    Guarantee. (a) Guarantor hereby unconditionally and irrevocably guarantees to Buyer the prompt and complete payment and performance of the Obligations by Sellers and Parents when due (whether at the stated maturity, by acceleration or otherwise).
(b)    Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by Buyer in connection with (i) enforcing any of its rights hereunder, (ii) obtaining advice of counsel with respect to the enforcement, potential enforcement or analysis of its rights hereunder, and (iii) collecting any amounts owed to it hereunder. This Guarantee shall remain in full force and effect and be fully enforceable against Guarantor in all respects until the Obligations are paid in full, including any time that any Seller and/or any Parent may be free from any Obligations.
(c)    No payment or payments made by any Seller, any Parent or any other Person or received or collected by Buyer from any Seller, any Parent or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder, and Guarantor shall, notwithstanding any such payment or payments, remain liable for the full amount of the Obligations under this Guarantee until the Obligations are paid in full.
(d)    Guarantor agrees that whenever, at any time, or from time to time, Guarantor shall make any payment to Buyer on account of any liability hereunder, Guarantor will notify Buyer in writing that such payment is made under this Guarantee for such purpose.
3.    Subrogation. Upon making any payment hereunder, Guarantor shall be subrogated to the rights of Buyer against any Seller and any Parent and in any collateral for any Obligations with respect to such payment; provided, that Guarantor shall not seek to enforce any right or receive any payment by way of subrogation until all amounts then due and payable by Sellers and Parents to Buyer or any of its Affiliates under the Governing Agreements have been paid in full; provided, further, that such subrogation rights shall be subordinate in all respects to all amounts owing to Buyer under the Governing Agreements.
4.    Amendments, etc. with Respect to the Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, any demand for payment of any of the Obligations made by Buyer may be rescinded by Buyer and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer, and any Governing Agreement and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Buyer shall have no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against Guarantor, Buyer may, but shall be under no obligation to, make a similar demand on any Seller, any Parent or any other Person, and any failure by Buyer to make any such demand or to collect any payments from any Seller, any Parent or any such other Person or any release of any Seller, any Parent or such other Person shall not relieve Guarantor of its Obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5.    Guarantee Absolute and Unconditional. (a) Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Buyer upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between any Seller, any Parent and Guarantor, on the one hand, and Buyer, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Guarantor waives promptness, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Seller, any Parent or this Guarantee with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of any Governing Agreement, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by any Seller or any Parent against Buyer, (iii) any requirement that Buyer exhaust any right to take any action against any Seller, any Parent or any other Person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guarantee or (iv) any other circumstance whatsoever (with or without notice to, or knowledge of, any Seller, any Parent and Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of any Seller and/or any Parent for the Obligations or of Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Guarantor, Buyer may, but shall be under no obligation, to pursue such rights and remedies that Buyer may have against any Seller, any Parent or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from any Seller, any Parent or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Seller, any Parent or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and its successors and assigns thereof, and shall inure to the benefit of Buyer, and its permitted successors, endorsees, transferees and assigns, until all the Obligations and the obligations of Guarantor under this Guarantee shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Governing Agreements, a Seller or a Parent may be free from any Obligations.
(b)    Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges, and represents and warrants to Buyer as follows:
(i)    Guarantor hereby waives any defense arising by reason of, and any and all right to assert against Buyer any claim or defense based upon, an election of remedies by Buyer that in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor’s subrogation rights, rights to proceed against Sellers, Parents or any other guarantor for reimbursement or contribution, and/or any other rights of Guarantor to proceed against Sellers, Parents, any other guarantor or any other person or security.
(ii)    Guarantor is presently informed of the financial condition of Sellers and Parents and of all other circumstances that diligent inquiry would reveal and that bear upon the risk of nonpayment of the Obligations. Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed about the financial condition of Sellers and Parents and of all other circumstances that bear upon the risk of nonpayment and that it will continue to rely upon sources other than Buyer for such information and will not rely upon Buyer for any such information. Guarantor hereby waives the right, if any, to require Buyer to disclose to Guarantor any information that Buyer may now or hereafter acquire concerning such condition or circumstances.
(iii)    Guarantor has independently reviewed the Governing Agreements and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guarantee to Buyer, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any liens or security interests of any kind or nature granted by Sellers or Parents to Buyer, now or at any time and from time to time in the future.
6.    Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Seller or any Parent or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for any Seller or any Parent or any substantial part of the property of any Seller or any Parent, or otherwise, all as though such payments had not been made.
7.    Payments. Guarantor hereby agrees that the Obligations will be paid to Buyer without set-off or counterclaim in U.S. Dollars at the address specified in writing by Buyer.
8.    Representations and Warranties. Guarantor represents and warrants as of the date hereof and as of each Purchase Date under the Repurchase Agreement that:
(a)    It is duly organized, validly existing and in good standing under the laws and regulations of its jurisdiction of incorporation or organization, as the case may be. It is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of its business, except to the extent that the failure to comply could not reasonably be expected to have a Material Adverse Effect. It has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under this Guarantee and the other Governing Agreements, except to the extent that the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b)    This Guarantee has been duly executed and delivered by it, for good and valuable consideration. This Guarantee constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other limitations on creditors’ rights generally and equitable principles.
(c)    Guarantor does not believe, nor does it have any reason or cause to believe, that it cannot perform in all respects all covenants and obligations contained in this Guarantee applicable to it.
(d)    Neither the execution and delivery of this Guarantee nor compliance by it with the terms, conditions and provisions of this Guarantee will conflict with or result in a breach of any of the terms, conditions or provisions of (A) its organizational documents, (B) any contractual obligation to which it is now a party or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of its assets, (C) any judgment or order, writ, injunction, decree or demand of any court applicable to it, or (D) any applicable Requirement of Law, except where, in each case, any such conflict or breach could not reasonably be expected to have a Material Adverse Effect.
(e)    There is no action, suit, proceeding, investigation, or arbitration pending or, to the knowledge of Guarantor, threatened against it, any of its Affiliates or any of their respective assets (A) with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect. Guarantor is in compliance in all respects with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither Guarantor nor any of its Affiliates is in default in any respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(f)    Guarantor’s execution and delivery of this Guarantee and its compliance with the terms and provisions hereof will not contravene or conflict with or result in the creation or imposition of any lien upon any of the property or assets of it pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it may be bound, or to which it may be subject. No consent, approval, authorization, or order of any third party is required in connection with the execution and delivery by Guarantor of this Guarantee or to consummate the transactions contemplated hereby that has not already been obtained.
(g)    No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, (A) the execution, delivery and performance of this Guarantee, (B) the legality, validity, binding effect or enforceability of this Guarantee against it or (C) the consummation of the transactions contemplated by this Guarantee, except filing obligations with the Securities and Exchange Commission arising in the ordinary course of Guarantor’s business as a public company, including, without limitation, 8K, 10Q and 10K filings, which have been obtained and are in full force and effect.

(h)    Guarantor has timely filed (taking into account all applicable extensions) all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes, assessments, fees, and other governmental charges payable by it, or with respect to any of its properties or assets, that have become due and payable except to the extent such amounts are being contested in good faith by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP, and to the knowledge of Guarantor, there is no claim relating to any such taxes now pending that was made in writing by any Governmental Authority and that is not being contested in good faith as provided above (other than liens for taxes not yet due).
(i) There are no judgments against Guarantor unsatisfied of record or docketed in any court located in the United States of America that could reasonably be expected to have a Material Adverse Effect and no Act of Insolvency has ever occurred with respect to it.
9.    Financial and other Covenants. Guarantor hereby agrees that, until the Repurchase Obligations have been paid in full, Guarantor shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
(a)    permit the Consolidated Leverage Ratio of Guarantor at any time to exceed 0.65 to 1.00;
(b)    permit Liquidity at any time to be less than $5,000,000;
(c)    permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of Guarantor to be less than 1.50 to 1.00;
(d)    permit the Consolidated Tangible Net Worth at any time to be less than the sum of (i) $1,178,000,000 and (ii) eighty percent (80%) of the Net Cash Proceeds received by Guarantor from any offering by Guarantor of its common equity consummated after June 30, 2013; or
(e)    enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any Subsidiary Guarantor under the Credit Agreement) unless such transaction is (i) otherwise permitted under the Repurchase Agreement or Credit Agreement, (ii) in the ordinary course of business of Guarantor or the relevant Subsidiary, and (iii) upon fair and reasonable terms no less favorable to Guarantor or the relevant Subsidiary than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.
Guarantor’s compliance with the covenants set forth in clauses (a) through (d) above must be evidenced by Guarantor’s financial statements and the covenants set forth in clauses (a) through (e) above must be evidenced by a Covenant Compliance Certificate (which may be delivered by Guarantor) in respect of the financial quarter most recently ended, in the form of Exhibit XIV to the Repurchase Agreement furnished together therewith, as provided by Sellers to Buyer pursuant to Article 11(j) of the Repurchase Agreement, and compliance with all such covenants are subject to continuing verification by Buyer.
10.    Further Covenants of Guarantor.
(a)    Taxes. Guarantor has timely filed (taking into account all applicable extensions) all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes, assessments, fees, and other governmental charges payable by it, or with respect to any of its properties or assets, that have become due and payable except to the extent such amounts are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. No tax liens have been filed against Guarantor or any of Guarantor’s assets (other than liens for taxes not yet due or the amount or validity of which are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP), and, to the knowledge of Guarantor, as of the date hereof, no claims are being asserted with respect to any such taxes, fees or other charges.
(b)    PATRIOT Act.
(i)    Guarantor is in compliance, in all respects, with (A) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, and (B) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of any Transaction will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(ii)    Guarantor agrees that, from time to time upon the prior written request of Buyer, it shall (A) execute and deliver such further documents, provide such additional information and reports and perform such other acts as Buyer may reasonably request in order to insure compliance with the provisions hereof (including, without limitation, compliance with the USA PATRIOT Act of 2001 and to fully effectuate the purposes of this Guarantee and (B) provide such opinions of counsel concerning matters relating to this Guarantee as Buyer may reasonably request; provided, however, that nothing in this Section 10(b) shall be construed as requiring Buyer to conduct any inquiry or decreasing Guarantor’s responsibility for its statements, representations, warranties or covenants hereunder. In order to enable Buyer and its Affiliates to comply with any anti-money laundering program and related responsibilities including, but not limited to, any obligations under the USA Patriot Act of 2001 and regulations thereunder, Guarantor on behalf of itself and its Subsidiaries represents to Buyer and its Affiliates that neither Guarantor, nor any of its Subsidiaries, is a Prohibited Investor, and Guarantor is not acting on behalf of or for the benefit of any Prohibited Investor.

(c)    Office of Foreign Assets Control. Guarantor warrants, represents and covenants that neither Guarantor nor any of its Subsidiaries are or will be an entity or person (A) that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO13224”); (B) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control’s most current list of “Specifically Designed National and Blocked Persons”; (C) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (D) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in (A) through (D) above are herein referred to as a “Prohibited Person”). Guarantor covenants and agrees that neither it nor any of its Subsidiaries will knowingly (1) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person or (2) engage in or conspire to engage in any transaction that evades or avoids or that the purpose of evading or avoiding any of the prohibitions of EO13224.
(d)    Financial Reporting. Guarantor shall provide, or cause to be provided, to Buyer the following financial and reporting information:
(i)    Within forty-five (45) calendar days after the last day of each of the first three fiscal quarters in any fiscal year, a quarterly reporting package substantially in the form of Exhibit III-B attached to the Repurchase Agreement;
(ii)    Within ninety (90) calendar days after the last day of its fiscal year, an annual reporting package substantially in the form of Exhibit III-C attached to the Repurchase Agreement; and
(iii)    Upon Buyer’s request, copies of Guarantor’s consolidated Federal Income Tax returns, if any, delivered within thirty (30) days after the earlier of (A) filing or (B) the last filing extension period.
(e)    Compliance with Obligations and Laws. Guarantor shall at all times (i) comply with all contractual obligations, (ii) comply in all respects with all laws, ordinances, rules, regulations and orders (including, without limitation, Environmental Laws) of any Governmental Authority or any other federal, state, municipal or other public authority having jurisdiction over Guarantor or any of its assets, (iii) maintain and preserve its legal existence, and (iv) preserve all of its rights, privileges, licenses and franchises necessary for the operation of its business, except with respect to clauses (i), (ii) and (iv) above, to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(f)    Books and Records. Guarantor shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its material transactions in a manner that permits the preparation of financial statements in accordance with GAAP.
(g)    Change of Name; Place of Business. Guarantor shall advise Buyer in writing of the opening of any new chief executive office or the closing of any such office of Guarantor and of any change in Guarantor’s name or jurisdiction of organization within ten (10) days following such action.

Notwithstanding the foregoing, if Guarantor shall default in the observance or performance of any agreement contained in clauses (d) through (g) above, Guarantor shall have thirty (30) days after the earlier of (i) the date Guarantor gains knowledge of such default and (ii) notice to Guarantor from the Buyer to remedy such default.
11.    Right of Set-off. Guarantor hereby irrevocably authorizes Buyer and its Affiliates, without notice to Guarantor, any such notice being expressly waived by Guarantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by Guarantor (whether at stated maturity, by acceleration or otherwise), to set‑off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer to or for the credit or the account of Guarantor, or any part thereof in such amounts as Buyer may elect, against and on account of the obligations and liabilities of Guarantor to Buyer hereunder and claims of every nature and description of Buyer against Guarantor, in any currency, arising under any Governing Agreement, as Buyer may elect, whether or not Buyer has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Buyer shall notify Guarantor promptly of any such set‑off and the application made by Buyer, provided that the failure to give such notice shall not affect the validity of such set‑off and application. The rights of Buyer under this Section 11 are in addition to other rights and remedies (including, without limitation, other rights of set‑off) that the Buyer may have.
12.    Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13.    Section Headings. The section headings used in this Guarantee are for convenience of reference only and shall not affect the interpretation or construction of this Guarantee.
14.    No Waiver; Cumulative Remedies. Buyer shall not by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Buyer would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

15.    Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Buyer, except that any provision of this Guarantee may be waived by Buyer in a letter or agreement specifically waiving such terms and executed solely by Buyer. This Guarantee shall be binding upon Guarantor’s successors and assigns and shall inure to the benefit of Buyer, and Buyer’s respective successors and assigns. THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THE INTERPRETATION OF THIS GUARANTEE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW) APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED IN SUCH STATE. THIS CHOICE OF LAW IS MADE PURSUANT TO NEW YORK GENERAL OBLIGATION LAW SECTION 5-1401. THE PARTIES CONSENT TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN CONNECTION WITH ANY CLAIM OR DISPUTE ARISING IN CONNECTION WITH THIS GUARANTEE AND WAIVE ANY OBJECTION AS TO VENUE IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK. THIS CHOICE OF VENUE IS MADE PURSUANT TO NEW YORK GENERAL OBLIGATION LAW SECTION 5-1402.
16.    Notices. Notices by Buyer to Guarantor shall be given in writing, addressed to Guarantor at the address or transmission number set forth under its signature below and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or (d) by email, provided that such email notice must also be delivered by one of the means set forth above, to the address or transmission number set forth under its signature below or at such other address and person as shall be designated from time to time by Guarantor, as the case may be, in a written notice to Buyer. A notice shall be deemed to have been given: (w) in the case of hand delivery, at the time of delivery, (x) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (y) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (z) in the case of email, upon receipt of confirmation, provided that such email notice was also delivered as required in this Section 16. A party receiving a notice that does not comply with the technical requirements for notice under this Section 16 it may elect to waive any deficiencies and treat the notice as having been properly given. Notice by Guarantor to Buyer shall be given in the manner set forth in Article 15 of the Repurchase Agreement.
17.    SUBMISSION TO JURISDICTION; WAIVERS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(A)    SUBMITS IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND THE OTHER LOAN DOCUMENTS

TO WHICH GUARANTOR IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(B)    CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
(C)     AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO GUARANTOR AT ITS ADDRESS SET FORTH UNDER GUARANTOR’S SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED IN WRITING BY GUARANTOR; AND
(D)     AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
18.    Integration. This Guarantee represents the agreement of Guarantor with respect to the subject matter hereof and there are no promises or representations by Buyer relative to the subject matter hereof not reflected herein.
19.    Execution. This Guarantee may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery by telecopier or other electronic transmission (including a .pdf e-mail transmission) of an executed counterpart of a signature page to this Guarantee shall be effective as delivery of an original executed counterpart of this Guarantee.
20.    Acknowledgments. Guarantor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the related documents;

(b)    Buyer has no fiduciary relationship to it, and the relationship between Buyer and Guarantor is solely that of surety and creditor; and
(c)    no joint venture exists between or among any of Buyer, on the one hand, and Sellers, Parents and/or Guarantor on the other hand.
21.    WAIVERS OF JURY TRIAL. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY RELATED DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.
22.    Effect of Amendment and Restatement. From and after the date hereof, the Original Guarantee is hereby amended, restated and superseded in its entirety by this Guarantee. Initial Guarantor is hereby released from any further liabilities or obligations under the Original Guarantee, other than liabilities or obligations that by the terms of the Original Guarantee expressly survive the termination thereof. Initial Guarantor shall be an express third-party beneficiary of this Section 22.
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IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.
COLONY CAPITAL OPERATING COMPANY, LLC, a Delaware limited liability company
By: /s/ Mark M. Hedstrom___
Name: Mark M. Hedstrom
Title: Vice President
Address:
515 S. Flower Street, 44th Floor
Los Angeles, California, 90071
Attention: Legal Department
Telecopy: (310) 407-7380
with a copy to:

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Brian Krisberg, Esq.
Telephone: (212) 839-8735
Telecopy: (212) 839-5599

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, as beneficiary of this Guarantee, hereby consents to this amendment and restatement

By:	/s/ Thomas N. Cassino__ Name: Thomas N. Cassino Title: Executive Director

EXHIBIT A

CREDIT AGREEMENT

[see attached]